Exhibit 99.1
Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP REPORTS RECORD NET INCOME FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2016

●	Record Q2 2016 GAAP Net Income of $17.4 Million, Up 57.2% Over Q2 2015
●	Record Q2 2016 Fully Diluted Earnings Per Share ("EPS") of $0.60, Up 53.8% over Q2 2015 Fully Diluted EPS
●	Record Six Months of 2016 Net Income of $33.8 million, Up 35.1% over First Six Months of 2015 and EPS of $1.17, Up 33.0% over First Six Months 2015
●	Exceptional Asset Quality with NPLs only 0.17% of Total Loans
●	Acquisition of Higher One Holdings, Inc. Disbursements Business and Combination With Customers' BankMobile Division Completed

Wyomissing, PA – July 20, 2016 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively "Customers"), reported net income to common shareholders of $17.4 million for the second quarter of 2016 ("Q2 2016") compared to net income to common shareholders of $11.0 million for the second quarter of 2015 ("Q2 2015"), an increase of $6.3 million, or 57.2%. Fully diluted earnings per share for Q2 2016 was $0.60 compared to $0.39 fully diluted earnings per share for Q2 2015, an increase of $0.21 per share, or 53.8%.  Average fully diluted shares for Q2 2016 were 29.0 million compared to average fully diluted shares of 28.7 million for Q2 2015.  The second quarter results included one-time costs for acquisition related expenses and a true-up to a higher effective tax rate as well as two weeks of Disbursements business results totaling approximately $2.7 million.

Customers also reported net income to common shareholders of $33.8 million for the first six months of 2016 compared to net income to common shareholders of $25.0 million for the first six months of 2015, an increase of $8.8 million, or 35.1%. Fully diluted earnings per share for the first six months of 2016 was $1.17 compared to $0.88 for the first six months of 2015, an increase of 33.0%.

"Customers is pleased to report record earnings for the second quarter and first six months of 2016. Customers' single point of contact business model delivered by highly experienced professional teams resulted in Customers continued origination of high quality loans, limiting our interest rate exposures, and controlling operating costs," stated Jay Sidhu, Chairman and CEO of Customers.  "Furthermore, Customers completed its strategic acquisition of the Disbursements business from Higher One Holdings, Inc. on June 15, 2016.  Combining the Disbursements business with our BankMobile business and platform gives Customers over 2.1 million BankMobile serviced customers and the potential to add as many as 500,000 new BankMobile customers annually.  We believe this acquisition will lower the overall cost of deposits for Customers and provide for realizing the value of BankMobile Technologies within 12 to 18 months, making this Division of Customers Bank potentially one of the most successful digital banking platforms in the United States," Sidhu continued.
Other financial highlights for Q2 2016 compared to Q2 2015 include:
•	Q2 2016 net interest income of $63.2 million increased $16.6 million, or 35.7%, from net interest income for Q2 2015 as average loan and security balances increased $2.2 billion. Net interest margin expanded by 10 basis points to 2.83% from Q2 2015.

◦	Commercial loan average balances increased $886 million, including commercial loans to mortgage banking companies, in Q2 2016 compared to Q2 2015.
◦	Multi-family average loan balances increased $1.2 billion.
◦	The increased yields from variable rate commercial loans and investment portfolios more than offset the slightly higher funding costs.

•	Customers reported a $0.8 million provision for loan losses in Q2 2016. The Q2 2016 provision for loan losses included provisions for loan growth and impairment measured on specific loans of $2.1 million, offset in part by increased estimated cash flows expected to be collected on purchased credit-impaired loans and a reduction in the estimated amount owed to the FDIC for previous FDIC assisted acquisitions totaling $1.3 million. The Q2 2015 provision included a provision of $6.0 million for a fraudulent loan.

•	Q2 2016 non-interest income of $8.3 million increased $1.9 million from Q2 2015 as a result of $2.2 million interchange and other fees received from the acquired Disbursements business and $0.3 million increase in warehouse fees offset in part by a decrease in gains on loan sales. There were no sales of multi-family loans in Q2 2016.

•	Non-interest expenses in Q2 2016 of $38.2 million increased $12.5 million, or 48.8%, from non-interest expenses in Q2 2015. Q2 2016 operating expenses included approximately $3.2 million of Disbursements business expenses (salaries and employee benefits of $0.7 million, professional services of $0.5 million, technology, communication and bank operations of $0.9 million, and other expenses of $1.1 million) and one-time acquisition related expenses of $0.9 million (predominately for professional services). The remaining increases in salary and employee benefits, regulatory assessments and fees, professional services, technology, and occupancy expenses resulted largely from the increases in resources and services necessary to support and operate a $9.7 billion bank.

•	Customers' Q2 2016 income tax expense of $13.0 million reflects an estimated effective tax rate of 40.1% compared to Q2 2015 tax expense of $6.4 million with an effective tax rate of 35.6%. During Q2 2016, Customers evaluated its apportionment factors and estimated that due to the increasing proportion of income producing assets domiciled in New York, particularly in New York City, that Customers' effective tax rate for full year 2016 would be approximately 38.0%. The 40.1% Q2 2016 effective rate reflects recording the higher estimated taxes for the first six months of 2016 during Q2 2016.

•	Customers achieved a return on average assets of 0.84% in Q2 2016 compared to 0.65% in Q2 2015, and achieved a return on average common equity of 13.03% in Q2 2016 compared to 9.44% in Q2 2015. Pre-tax and pre-provision return on average assets reached 1.44% in Q2 2016. Pre-tax and pre-provision return on average common equity was 23.38% in Q2 2016.

•	Total loans, including commercial loans held for sale, increased $1.9 billion, or 28.4%, to $8.4 billion as of June 30, 2016 compared to total loans as of June 30, 2015 of $6.6 billion. Multi-family loan balances increased $1.0 billion to $3.3 billion and commercial loans including lines of credit to mortgage companies increased $0.9 billion to $4.7 billion.

•	Total deposits increased $1.3 billion, or 23.3%, to $6.8 billion as of June 30, 2016 compared to total deposits of $5.5 billion as of June 30, 2015. Non-interest bearing demand deposits grew $165.2 million to $749.6 million, a 28.3% increase. Money market account balances were up $536.9 million to $3.0 billion as of June 30, 2016 compared to June 30, 2015, a 21.7% increase, and certificates of deposit accounts increased $469.3 million to $2.7 billion as of June 30, 2016, a 20.8% increase.

•	The Q2 2016 efficiency ratio was 53.47% compared to a 48.4% Q2 2015 efficiency ratio. Q2 2016 operating expenses included acquisition related expenses of $0.9 million and Disbursements business expenses of $3.2 million.

•	Capital levels continue to exceed the "well-capitalized" threshold established by regulation at the bank and exceed the applicable Basel III regulatory thresholds for the holding company and the bank.

•	Customers Bancorp issued $57.5 million of non-cumulative perpetual preferred stock paying a 6.45% dividend on April 28, 2016. The proceeds from the capital raise were largely contributed to the subsidiary bank to support Customers Bank's balance sheet growth and other general corporate purposes.

•	Total Tier 1 equity for Customers Bancorp increased $141.3 million from June 30, 2015 to June 30, 2016, an increase in capital of 27.0% over the year.

•	The tangible book value per common share continued to increase, reaching $19.35 at June 30, 2016, compared to $17.28 at June 30, 2015, an increase of 12.0% year-over-year.

Q2 2016 compared to Q1 2016:
Customers' Q2 2016 net income to common shareholders of $17.4 million increased $1.0 million, or 5.8%, from net income to common shareholders of $16.4 million for the first quarter of 2016 ("Q1 2016").  The $1.0 million increase in Q2 2016 compared to Q1 2016 net income to common shareholders resulted primarily from increases in net interest income of $5.5 million to $63.2 million, a decrease in provisions for loan losses of $1.2 million to $0.8 million, an increase in non-interest income of $2.8 million to $8.3 million partially offset by increased operating expenses of $4.3 million to $38.2 million, and a $3.5 million increase in income tax expense to $13.0 million.  Discussing these changes further:
•	The $5.5 million increase in net interest income in Q2 2016 resulted from a $0.9 billion higher average loan balance in Q2 2016 as a result of loan growth.

•	The $1.2 million decrease in provision for loan losses in Q2 2016 resulted primarily from a reduction in the amount estimated to be owed to the FDIC for FDIC assisted acquisitions and increased estimated cash flows expected to be collected on purchased credit-impaired loans totaling $1.3 million.

•	The $2.8 million increase in non-interest income in Q2 2016 resulted primarily from an increase in interchange revenue and deposit fees of $2.2 million related to the Disbursements business acquisition, and a $0.5 million increase in mortgage warehouse transactional fees as the volume of loans processed increased in Q2 2016 compared to Q1 2016.

•	The increase in operating expenses of $4.3 million in Q2 2016 compared to Q1 2016 resulted largely from Disbursements business related expenses of $3.2 million.

The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2016 and the preceding four quarters, respectively:
CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Q2	Q1	Q4	Q3	Q2
	2016	2016	2015	2015	2015

Net income available to common shareholders	$17,368	$16,413	$16,780	$14,309	$11,049
Basic earnings per common share ("EPS")	$0.64	$0.61	$0.62	$0.53	$0.41
Diluted EPS	$0.60	$0.57	$0.58	$0.50	$0.39
Average common shares outstanding - basic	27,080,676	26,945,062	26,886,694	26,872,787	26,839,799
Average common shares outstanding - diluted	28,971,040	28,783,101	28,912,644	28,741,129	28,680,664
Shares outstanding period end	27,286,833	27,037,005	26,901,801	26,882,383	26,871,745

Return on average assets	0.84%	0.85%	0.91%	0.82%	0.65%
Return on average common equity	13.03%	12.85%	13.46%	11.83%	9.44%
Return on average assets - pre-tax and pre-provision (1)	1.44%	1.40%	1.60%	1.39%	1.54%
Return on average common equity - pre-tax and pre-provision (2)	23.38%	21.87%	24.35%	20.53%	22.87%
Net interest margin, tax equivalent	2.83%	2.88%	2.83%	2.79%	2.73%
Efficiency ratio	53.47%	53.74%	50.11%	54.00%	48.40%
Non-performing loans (NPLs) to total loans (including held-for-sale loans)	0.17%	0.20%	0.15%	0.27%	0.16%
Reserves to non-performing loans	268.98%	242.10%	341.71%	197.01%	369.90%
Net charge-offs (recoveries)	$1,060	$(455)	$4,322	$5,657	$999

Tier 1 equity to average tangible assets	7.17%	7.15%	7.16%	7.27%	7.36%
Tangible common equity to average tangible assets (3)	5.71%	6.17%	6.37%	6.49%	6.54%
Tangible book value per common share (period end) (4)	$19.35	$19.08	$18.39	$17.81	$17.28
Period end stock price	$25.13	$23.63	$27.22	$25.70	$26.89

(1) Calculated as net income, plus provision for loan losses and income tax expense divided by average total assets.
(2) Calculated as net income available to common shareholders, plus provision for loan losses and income tax expense divided by average common equity.
(3) Calculated as total equity less preferred stock and goodwill and other intangibles divided by total average assets less average goodwill and other intangibles.
(4) Calculated as total equity less preferred stock and goodwill and other intangibles divided by common shares outstanding at period end.

Capital
Customers recognizes the importance of not only being well capitalized in the current environment but to have adequate capital buffers to absorb any unexpected shocks.  "Our capital ratios continue to be stretched as of June 30, 2016 due to the continued high usage of lines of credit by our mortgage banking customers (mortgage warehouse) and reflect the refinance boom triggered by the flat yield curve resulting in abnormally low 10-year yields. We are committed to controlling our asset growth over the next 12 months to two years and staying below $10 billion in assets. Over this time, we expect to demonstrate our business model's ability to gain new student demand deposit accounts and become the bank of choice for graduating students.  Limiting our growth and possible future gains from our strategic alternatives for BankMobile should be significantly accretive to our capital ratios," stated Mr. Sidhu.

BankMobile
The BankMobile division took a significant step during Q2 2016 with Customers Bank's acquisition of the Higher One Holdings, Inc. Disbursements business, and BankMobile's combination with the acquired business.  Together the new BankMobile division services over 2.1 million deposit accounts, and is perhaps the largest provider of mobile banking services in the United States by number of customers.  The combined businesses also have the potential to add about 500,000 new student accounts annually.  "We are very focused on continuing to build out BankMobile's technology software platform, introducing the Vibe and Bold deposit accounts, integrating the Disbursements business with the BankMobile business, developing and beginning to execute plans to continue to attract about 500,000 or more new millennial customers to its customer base each year and improve their engagement as a banking customer so they stay a BankMobile customer for life. The acquisition of the Disbursements business provides us with a great opportunity, marking an inflection point in BankMobile's development. We are committed to making BankMobile the primary bank for all our student customers and moving with them as they evolve to young professionals," stated Mr. Sidhu. "We are also focused on attracting more deposit customers with the Vibe and Bold accounts, arguably among the best customer offerings and the best priced banking services available in the U.S.  We believe that 2016 and 2017 will be very exciting years as we build BankMobile as a profitable business and create value for Customers Bancorp, Inc. shareholders," Mr. Sidhu continued.

Managing Commercial Real Estate Concentration Risks and Providing High Net Worth Families Loans for Their Multi-Family Holdings
Customers' loans collateralized by multi-family properties were approximately 39.6% of Customers' total loan portfolio. Recognizing the risks that accompany certain elements of commercial real estate ("CRE") lending, Customers has as part of its core strategies studiously sought to limit its risks. Customers' total real estate construction and development exposure, arguably the riskiest area of CRE, was under $100 million as of June 30, 2016.

Our CRE exposures are focused principally on loans to high net worth families collateralized by multi-family properties that are of modest size and subject to what Customers believes are conservative underwriting standards. As of June 30, 2016, Customers had no non-performing multi-family loans. Customers believes it has a strong risk management process to manage the portfolio risks prospectively and that this portfolio will perform well even under a stressed scenario. Following are some unique characteristics of Customers' multi-family loan portfolio:
•	Principally concentrated in New York City and principally to high net worth families;
•	Average loan size is between $5 million - $7 million;
•	Annual debt service coverage ratio is 140%;
•	Median loan-to-value is 70%;
•	All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in interest rates;
•	All properties are inspected prior to a loan being granted and monitored thereafter on an annual basis by dedicated portfolio managers;
•	Customers to date has never experienced more than a 30 day delinquency on any of the multi-family loans that it has originated; and
•	Credit approval process is independent of customer sales and portfolio management process.
Asset Quality and Interest Rate Risk
Risk management is a critical component of how Customers creates long-term shareholder value. Two of the most important risks of banking to be understood and managed in an uncertain economy are asset quality and interest rate risk.
Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers adopted prudent underwriting standards in 2009 when the current management team assumed responsibility for the Bank and has not compromised those standards in the last six years," stated Mr. Sidhu. "Customers' non-performing loans at June 30, 2016 were only 0.17% of total loans, compared to our peer group non-performing loans of approximately 0.95% of total loans, and industry average non-performing loans of about 1.60% of total loans. Our expectation is superior asset quality performance in good times and in difficult years. We have no direct exposure to oil and gas or business investments in fracking," said Mr. Sidhu.
Interest rate risk is another critical element for banks to manage. An unexpected shift in interest rates can have a devastating effect on a bank's profitability for multiple years. Banks can position their assets and liabilities to speculate on future interest rate changes with the hope of gaining earnings by guessing the next movement in interest rates. "Customers' objective is to manage the estimated effect of future interest rate changes, up or down, to a neutral effect on net interest income, so not speculating on whether interest rates go up or down," said Mr. Sidhu. "This allows our team members to focus on generating earnings from the business of banking, aggregating deposits and making loans to customers in the communities we serve," concluded Mr. Sidhu.

Diversified Loan Portfolio
Customers is a Business Bank that principally focuses on four lending activities; commercial and industrial loans to privately held businesses, multi-family loans principally to high net worth families, selected commercial real estate loans, and commercial loans and banking services to privately held mortgage companies. Commercial and industrial loans, including owner-occupied commercial real estate loans, and commercial loans to mortgage companies, were approximately $3.5 billion at June 30, 2016. Multi-family loans, or loans to high net worth families, were approximately $3.3 billion at June 30, 2016. Non-owner occupied commercial real estate loans were approximately $1.1 billion at June 30, 2016. Consumer and residential mortgage loans make up only about 5% of the loan portfolio.

Conference Call
Date:	Wednesday, July 20, 2016

Time:	5:00 PM ET

US Dial-in:	888-542-1138

International Dial-in:	719-457-1510

Participant Code:	723210

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on the Company's website at http://customersbank.com/investor relations.php prior to the call.  A playback of the call will be available beginning July 20, 2016 at 8:00 pm ET until 8:00 pm on August 19, 2016. To listen, call within the United States (888) 203-1112 or  (719) 457-0820 when calling internationally. Please use the replay pin number 4890143.
Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related business through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $9.7 billion that was named one of Forbes magazine's 2016 100 Best Banks in America (there are over 6,200 banks in the United States).  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.
Customers Bancorp, Inc. voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business and the combination of Customers' BankMobile business with the acquired business also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed quarterly reports on Form 10-Q.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	Q2	Q1	Q2
	2016	2016	2015
Interest income:
Loans receivable, including fees	$59,013	$54,472	$42,801
Loans held for sale	17,429	14,106	13,522
Investment securities	3,638	3,709	2,253
Other	1,241	1,111	1,107
Total interest income	81,321	73,398	59,683

Interest expense:
Deposits	11,142	10,212	8,145
Other borrowings	1,620	1,606	1,496
FHLB advances	3,716	2,268	1,799
Subordinated debt	1,685	1,685	1,685
Total interest expense	18,163	15,771	13,125
Net interest income	63,158	57,627	46,558
Provision for loan losses	786	1,980	9,335
Net interest income after provision for loan losses	62,372	55,647	37,223

Non-interest income:
Mortgage warehouse transactional fees	3,074	2,548	2,799
Interchange and card revenue	1,890	369	132
Bank-owned life insurance	1,120	1,123	1,169
Deposit fees	787	255	247
Gain on sale of loans	285	644	827
Mortgage loans and banking income	285	165	287
Gain (loss) on sale of investment securities	—	26	(69)
Other	816	364	1,001
Total non-interest income	8,257	5,494	6,393

Non-interest expense:
Salaries and employee benefits	18,107	17,263	14,448
FDIC assessments, taxes, and regulatory fees	4,435	4,030	995
Technology, communication and bank operations	3,854	2,643	2,838
Professional services	3,636	2,572	2,792
Occupancy	2,473	2,325	2,199
Acquisition related expenses	874	176	—
Loan workout expense (income)	487	418	(13)
Advertising and promotion	334	253	429
Other real estate owned expense (income)	183	287	(580)
Other	3,800	3,938	2,552
Total non-interest expense	38,183	33,905	25,660
Income before tax expense	32,446	27,236	17,956
Income tax expense	13,016	9,537	6,400
Net income	19,430	17,699	11,556
Preferred stock dividends	2,062	1,286	507
Net income available to common shareholders	$17,368	$16,413	$11,049

Basic earnings per common share	$0.64	$0.61	$0.41
Diluted earnings per common share	$0.60	$0.57	$0.39

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	June 30,	June 30,
	2016	2015
Interest income:
Loans receivable, including fees	$113,485	$85,894
Loans held for sale	31,535	24,422
Investment securities	7,347	4,616
Other	2,352	3,469
Total interest income	154,719	118,401

Interest expense:
Deposits	21,356	15,671
Other borrowings	3,225	2,984
FHLB advances	5,984	3,488
Subordinated debt	3,370	3,370
Total interest expense	33,935	25,513
Net interest income	120,784	92,888
Provision for loan losses	2,766	12,299
Net interest income after provision for loan losses	118,018	80,589

Non-interest income:
Mortgage warehouse transactional fees	5,622	5,072
Interchange and card revenue	2,259	262
Bank-owned life insurance	2,243	2,230
Deposit fees	1,042	426
Gain on sale of loans	929	2,058
Mortgage loans and banking income	450	438
Gain (loss) on sale of investment securities	26	(69)
Other	1,180	1,709
Total non-interest income	13,751	12,126

Non-interest expense:
Salaries and employee benefits	35,370	28,400
FDIC assessments, taxes, and regulatory fees	8,465	4,273
Technology, communication and bank operations	6,496	5,369
Professional services	6,207	4,705
Occupancy	4,798	4,300
Acquisition related expenses	1,050	—
Loan workout	905	256
Advertising and promotion	587	776
Other real estate owned	470	304
Other	7,739	4,742
Total non-interest expense	72,087	53,125
Income before tax expense	59,682	39,590
Income tax expense	22,553	14,082
Net income	37,129	25,508
Preferred stock dividends	3,348	507
Net income available to common shareholders	$33,781	$25,001

Basic earnings per common share	$1.25	$0.93
Diluted earnings per common share	$1.17	$0.88

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	December 31,	June 30,
	2016	2015	2015
ASSETS
Cash and due from banks	$46,767	$53,550	$44,064
Interest-earning deposits	256,029	211,043	347,525
Cash and cash equivalents	302,796	264,593	391,589
Investment securities available for sale, at fair value	547,935	560,253	373,953
Loans held for sale	2,301,821	1,797,064	2,030,348
Loans receivable	6,114,576	5,453,479	4,524,825
Allowance for loan losses	(38,097)	(35,647)	(37,491)
Total loans receivable, net of allowance for loan losses	6,076,479	5,417,832	4,487,334
FHLB, Federal Reserve Bank, and other restricted stock	111,418	90,841	78,148
Accrued interest receivable	22,402	19,939	15,958
Bank premises and equipment, net	12,457	11,531	11,453
Bank-owned life insurance	159,486	157,211	155,940
Other real estate owned	5,066	5,057	13,319
Goodwill and other intangibles	17,197	3,651	3,658
Other assets	127,568	70,233	52,454
Total assets	$9,684,625	$8,398,205	$7,614,154

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing	$749,564	$653,679	$584,380
Interest-bearing deposits	6,001,695	5,255,822	4,892,777
Total deposits	6,751,259	5,909,501	5,477,157
Federal funds purchased	61,000	70,000	—
FHLB advances	1,906,900	1,625,300	1,388,000
Other borrowings	86,790	86,457	86,125
Subordinated debt	108,734	108,685	108,636
Accrued interest payable and other liabilities	89,380	44,360	30,735
Total liabilities	9,004,063	7,844,303	7,090,653

Preferred stock	135,270	55,569	55,569
Common stock	27,817	27,432	27,402
Additional paid in capital	367,843	362,607	359,455
Retained earnings	158,292	124,511	93,422
Accumulated other comprehensive loss	(427)	(7,984)	(4,114)
Treasury stock, at cost	(8,233)	(8,233)	(8,233)
Total shareholders' equity	680,562	553,902	523,501
Total liabilities & shareholders' equity	$9,684,625	$8,398,205	$7,614,154

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Three months ended
	June 30,		March 31,		June 30,
	2016		2016		2015
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$213,509	0.51%	$184,368	0.53%	$290,241	0.26%
Investment securities	550,130	2.65%	562,459	2.64%	384,324	2.34%
Loans held for sale	2,056,929	3.41%	1,563,399	3.63%	1,692,622	3.20%
Loans receivable	6,050,895	3.92%	5,679,383	3.86%	4,404,304	3.90%
Other interest-earning assets	102,599	3.79%	80,135	4.34%	77,822	4.75%
Total interest earning assets	8,974,062	3.64%	8,069,744	3.66%	6,849,313	3.49%
Non-interest earning assets	285,138		294,489		257,275
Total assets	$9,259,200		$8,364,233		$7,106,588

Liabilities
Total interest bearing deposits (1)	$5,773,445	0.78%	$5,476,146	0.75%	$4,399,164	0.74%
Borrowings	2,014,452	1.40%	1,480,828	1.51%	1,507,870	1.32%
Total interest bearing liabilities	7,787,897	0.94%	6,956,974	0.91%	5,907,034	0.89%
Non-interest bearing deposits (1)	759,373		777,573		669,411
Total deposits & borrowings	8,547,270	0.85%	7,734,547	0.82%	6,576,445	0.80%
Other non-interest bearing liabilities	56,870		43,677		33,586
Total liabilities	8,604,140		7,778,224		6,610,031
Shareholders' equity	655,060		586,009		496,557
Total liabilities and shareholders' equity	$9,259,200		$8,364,233		$7,106,588

Net interest margin		2.83%		2.87%		2.73%
Net interest margin tax equivalent		2.83%		2.88%		2.73%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.68%, 0.66% and 0.65% for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Six months ended
	June 30,		June 30,
	2016		2015
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$198,938	0.52%	$286,945	0.25%
Investment securities	556,295	2.64%	395,401	2.33%
Loans held for sale	1,810,164	3.50%	1,530,938	3.22%
Loans receivable	5,865,139	3.89%	4,383,102	3.95%
Other interest-earning assets	91,367	4.03%	76,453	8.19%
Total interest earning assets	8,521,903	3.65%	6,672,839	3.58%
Non-interest earning assets	289,814		269,231
Total assets	$8,811,717		$6,942,070

Liabilities
Total interest bearing deposits (1)	$5,624,797	0.76%	$4,260,980	0.74%
Borrowings	1,747,640	1.45%	1,487,892	1.33%
Total interest-bearing liabilities	7,372,437	0.93%	5,748,872	0.89%
Non-interest-bearing deposits (1)	768,473		689,047
Total deposits & borrowings	8,140,910	0.84%	6,437,919	0.80%
Other non-interest bearing liabilities	50,273		29,089
Total liabilities	8,191,183		6,467,008
Shareholders' equity	620,534		475,062
Total liabilities and shareholders' equity	$8,811,717		$6,942,070

Net interest margin		2.85%		2.81%
Net interest margin tax equivalent		2.85%		2.81%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.67% and 0.64% for the six months ended June 30, 2016 and 2015, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN COMPOSITION (UNAUDITED)

(Dollars in thousands)	June 30,	December 31,	June 30,
	2016	2015	2015

Commercial:
Multi-Family	$3,336,083	$2,948,696	$2,319,263
Mortgage warehouse	2,321,418	1,797,753	1,994,709
Commercial & Industrial (1)	1,143,149	1,068,597	870,577
Commercial Real Estate- Non-Owner Occupied	1,139,711	956,255	895,780
Construction	99,615	87,240	68,742
Total commercial loans	8,039,976	6,858,541	6,149,071

Consumer:
Residential	264,968	274,470	281,424
Manufactured housing	107,874	113,490	119,786
Other consumer	3,277	3,708	3,962
Total consumer loans	376,119	391,668	405,172
Deferred costs and unamortized premiums, net	302	334	930
Total loans	$8,416,397	$7,250,543	$6,555,173

(1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION (UNAUDITED)
(Dollars in thousands)	June 30,	December 31,	June 30,
	2016	2015	2015

Demand, non-interest bearing	$749,564	$653,679	$584,380
Demand, interest bearing	226,442	127,215	123,944
Savings	36,382	41,600	36,137
Money market	3,008,114	2,739,411	2,471,233
Time deposits	2,730,757	2,347,596	2,261,463
Total deposits	$6,751,259	$5,909,501	$5,477,157

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES ASSET QUALITY - UNAUDITED(Dollars in thousands) As of June 30, 2016 As of December 31, 2015 As of June 30, 2015 Total Loans Non Accrual /NPLs Total Credit Reserves NPLs / Total Loans Total Reserves to Total NPLs Total Loans Non Accrual /NPLs Total Credit Reserves NPLs / Total Loans Total Reserves to Total NPLs Total Loans Non Accrual /NPLs Total Credit Reserves NPLs / Total Loans Total Reserves to Total NPLs Loan Type Originated Loans Multi-Family $ 3,303,077  $ —  $ 12,368  — % —% $ 2,903,814  $ —  $ 12,016  —% —% $ 2,232,273  $ —  $ 8,734  — % — % Commercial & Industrial (1) 1,082,109  6,605  10,999  0.61% 166.53% 990,621  2,760  8,864  0.28% 321.16% 792,701  1,173  13,476  0.15% 1,148.85 % Commercial Real Estate- Non-Owner Occupied 1,092,851  —  4,390  — % — % 906,544  788  3,706  0.09% 470.30% 840,922  271  3,335  0.03% 1,230.63 % Residential 119,489  32  2,240  0.03% 7,000.00% 113,858  32  1,992  0.03% 6,225.00% 105,332  9  1,722  0.01% 19,133.33 % Construction 99,381  —  1,209  — % —% 87,006  —  1,074  — % —% 68,073  —  844  — % — % Other consumer 545  —  8  — % —% 712  —  9  — % —% 890  —  16  — % — % Total Originated Loans 5,697,452  6,637  31,214  0.12% 470.30% 5,002,555  3,580  27,661  0.07% 772.65% 4,040,191  1,453  28,127  0.04% 1,935.79 % Loans Acquired Bank Acquisitions 192,173  6,172  6,445  3.21% 104.42% 206,971  4,743  7,492  2.29% 157.96% 184,326  6,439  9,049  3.49% 140.53 % Loan Purchases 224,649  1,818  1,684  0.81% 92.63% 243,619  2,448  1,653  1.00% 67.52% 299,378  2,664  1,871  0.89% 70.23 % Total Acquired Loans 416,822  7,990  8,129  1.92% 101.74% 450,590  7,191  9,145  1.60% 127.17% 483,704  9,103  10,920  1.88% 119.96 % Deferred costs and unamortized premiums, net  302  —  —  — % —% 334  —  —  —% —% 930  —  —  — % — % Total Loans Held for Investment 6,114,576  14,627  39,343  0.24% 268.98% 5,453,479  10,771  36,806  0.20% 341.71% 4,524,825  10,556  39,047  0.23% 369.90 % Total Loans Held for Sale 2,301,821  —  —  — % —% 1,797,064  —  —  —% — % 2,030,348  —  —  — % — % Total Portfolio $ 8,416,397  $ 14,627  $ 39,343  0.17% 268.98% $ 7,250,543  $ 10,771  $ 36,806  0.15% 341.71% $ 6,555,173  $ 10,556  $ 39,047  0.16% 369.90% (1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED

	For the Quarter Ended
	Q2	Q1	Q2
(Dollars in thousands)	2016	2016	2015
Originated Loans
Multi-Family	$—	$—	$—
Commercial & Industrial (1)	41	—	634
Commercial Real Estate- Non-Owner Occupied	—	—	—
Residential	—	—	—
Construction	—	—	—
Other consumer	145	3	—
Total Originated Loans	186	3	634
Loans Acquired
Bank Acquisitions	874	(458)	369
Loan Purchases	—	—	(4)
Total Acquired Loans	874	(458)	365
Deferred costs and unamortized premiums, net	—	—	—
Total Loans Held for Investment	1,060	(455)	999
Total Loans Held for Sale	—	—	—
Total Portfolio	$1,060	$(455)	$999

(1) Commercial & industrial loans, including owner occupied commercial real estate.